EXHIBIT 10.3

THIRD AMENDED AND RESTATED UNCONDITIONAL GUARANTY

This Third Amended and Restated Unconditional Guaranty (this “Guaranty”) is entered into as of May 23, 2012, by GLOBAL TELECOM & TECHNOLOGY, INC., a Delaware corporation (“GTTI”), GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia corporation (“GTTA”), each with offices located at 8484 Westpark Drive, Suite 720, McLean, Virginia 22102, PACKETEXCHANGE (USA), INC., a Delaware corporation (“PEUSA”), PACKETEXCHANGE, INC., a Delaware corporation (“PEINC”), WBS CONNECT LLC, a Colorado limited liability company with offices located at 8400 E. Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111 (“WBS”) and nLAYER COMMUNICATIONS, INC., an Illinois corporation (“nLAYER”, and together with GTTI, GTTA, PEINC, PEUSA and WBS, individually and collectively, jointly and severally, the “Borrower Guarantor”), TEK CHANNEL CONSULTING, LLC, a Colorado limited liability company (“TEK”), and GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC, a Virginia limited liability company (“GTT Government Services”, and together with TEK and each Borrower Guarantor, individually and collectively, jointly and severally, the “Guarantor”)  in favor of Silicon Valley Bank (“Bank”).  This Guaranty amends and restates in its entirety (i) that certain Amended and Restated Unconditional Guaranty entered into as of as of April 30, 2012 by each Borrower Guarantor, in favor of Bank; (ii) that certain Second Amended and Restated Unconditional Guaranty entered into as of April 30, 2012 by TEK, in favor of Bank; and (iii) that certain Second Amended and Restated Unconditional Guaranty, entered into as of April 30, 2012 by GTT Government Services, in favor of Bank.

Recitals

A.           (1) Bank, and (2) GTT-EMEA, LTD., a private limited liability company incorporated and registered in England and Wales with offices located at 5th Floor, Morley House, 26 Holborn Viaduct, London EC1A 2AT (“EMEA”) PACKETEXCHANGE (IRELAND) LIMITED., a company incorporated and existing under the laws of Ireland with registered number 373202, and whose registered address is 24-26 City Quay, Dublin 2 Ireland (“PEIRL”) and PACKETEXCHANGE (EUROPE) LIMITED., a private limited company incorporated and registered in England and Wales under company number 05164474 (“PELTD”,  and together with EMEA and PEIRL, individually and collectively, jointly and severally, the “Borrower”), have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 29, 2011, as amended by that certain First Loan Modification Agreement, dated as of December 15, 2011 and as further amended by that certain Second Loan Modification Agreement, dated as of April 30, 2012 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

B.    In consideration of the agreement of Bank to continue to make the Loans to

Borrower under the Loan Agreement, each Guarantor is willing, jointly and severally, to guaranty the full payment and performance by Borrower of all of its obligations thereunder and under the other Loan Documents, all as further set forth herein.

C.           Each Guarantor will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrower under the Loan Agreement.

Now, Therefore, to induce Bank to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1.   Guaranty.

1.1           Unconditional Guaranty of Payment.  In consideration of the foregoing, each Guarantor hereby irrevocably, absolutely, unconditionally, jointly and severally guarantees to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.  Each Guarantor agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty.

1.2           Separate Obligations.  These obligations are independent of Borrower’s obligations and separate actions may be brought against any Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2.   Representations and Warranties.

Guarantor hereby represents and warrants that:

(a)           The execution, delivery and performance by each Guarantor of this Guaranty (i) are within each respective Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene any Guarantor’s respective charter documents or any law or any contractual restriction binding on or affecting any Guarantor or by which any Guarantor’s property may be affected; (iii) does not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which any Guarantor or any of its respective property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of any Guarantor, other than the Lien created pursuant to or otherwise permitted under that certain Loan and Security Agreement by and between each Guarantor and Bank dated as of the date hereof.

(b)           This Guaranty is a valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(c)           There is no action, suit or proceeding affecting any Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of any Guarantor to perform its obligations under this Guaranty.

(d)           Each Guarantor’s obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind.

(e)           Neither Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

(f)           The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to become insolvent.

(g)           Guarantor covenants, warrants, and represents to Bank that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty remains in effect.  Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Guaranty shall be deemed material.

Section 3.   General Waivers.  Guarantor waives:

(a)           Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

(b)           Any defenses from disability or other defense of Borrower or from the cessation of Borrowers liabilities.

(c)           Any setoff, defense or counterclaim against Bank.

(d)           Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower.  Until Borrower’s obligations to Bank have been paid and the Borrower’s financing arrangements have been terminated, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.

(e)           Any right to enforce any remedy that Bank has against Borrower.

(f)           Any rights to participate in any security held by Bank.

(g)          Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Bank.  Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.

(h)           The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

Section 4.   Real Property Security Waiver.  Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure.  That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty.  Guarantor waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure.  Guarantor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Guarantor agrees that it shall not assert any such defenses or rights.

Section 5.   Reinstatement.  Notwithstanding any provision of the Loan Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation.  To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 6.   No Waiver; Amendments.  No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  This Guaranty may not be amended or modified except by written agreement between Guarantor and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.

Section 7.   Compromise and Settlement.  No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 8.   Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission,

overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Guarantor:	c/o Global Telecom and Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, Virginia 22102
Attn: Mr. Richard D. Calder, Jr.
Fax: (703) 442-5595
Email: rick.calder@gt-t.net

If to Bank:	Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton, Massachusetts 02466
Attention: Mr. Christopher Leary
Telephone No.: (617) 630-4147
Facsimile No.: (617) 527-0177
Email: cleary@svb.com

with copies to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: Charles W. Stavros, Esquire
Telephone No.: (617) 880-3441
Facsimile No.: (617) 880-3456
Email: cstavros@riemerlaw.com

or at such other address as may be substituted by notice given as herein provided.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail.  If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 9.                      Entire Agreement.  This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor and Bank, whether written or oral, respecting the subject matter hereof.

Section 10.                   Severability.  If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Bank to the extent possible.  In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 11.     Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Bank, except as such indebtedness or other obligation is expressly permitted to be paid under the Credit Agreement; and such indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty, and if Bank so requests shall be collected, enforced and received by Guarantor in trust for Bank and to be paid over to Bank on account of the Obligations of Borrower to Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any notes now or hereafter evidencing such indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank.

Section 12.                      Payment of Expenses.  Guarantor shall pay, promptly on demand, all Expenses incurred by Bank in defending and/or enforcing this Guaranty.  For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 13.                      Assignment;Governing Law.  This Guaranty shall be binding upon and inure to the benefit of Guarantor and Bank and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion.  Any such purported assignment by Guarantor without Bank’s written consent shall be void.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles thereof regarding conflict of laws.

Section 14.                      JURISDICTION. Guarantor hereby irrevocably agrees that any legal action or proceeding with respect to this Guaranty or any of the agreements, documents or instruments delivered in connection herewith may be brought in the State and Federal courts located in the State of New York as Bank may elect (PROVIDED THAT GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF NEW YORK), and, by execution and delivery hereof, Guarantor accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by Bank in writing, with respect to any action or proceeding brought by Guarantor against Bank.  Nothing herein shall limit the right of Bank to bring proceedings against Guarantor in the courts of any other jurisdiction.  Guarantor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

Section 15.                      WAIVER OF JURY TRIAL.  EACH OF BANK AND GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

[Signature page follows.]

GUARANTOR

GLOBAL TELECOM & TECHNOLOGY, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer	GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer
PACKETEXCHANGE, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer	WBS CONNECT LLC By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer
PACKETEXCHANGE (USA), INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officery	nLAYER COMMUNICATIONS, INC. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer
TEK CHANNEL CONSULTING, LLC By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer	GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer

[Signature page to GTTI (et al) Third Amended and Restated Guaranty Agreement – EMEA.]